BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090204

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number E0268922008-4
Barbara K. Cegavske	Filing Number 20180018538-56
Secretary of State State Of Nevada	Filed On 01/12/2018
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ALL STATE PROPERTIES HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

1. The name of the corporation is: UNIVERSAL NATIONS, INC.

2. Total authorized shares after an 80 to 1 reverse of all issued and outstanding shares is reduced to 510,000,000 shares, par value $0.0001, consisting of 500,000,000 Common Shares, par value $0.0001 and 10,000,000 Preferred Shares, par value $0.0001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 1,692,117,623

4. Effective date and time of filing: (optional) Date: 1/12/2018 Time: 1:50 PM
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.